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                                                                       Exhibit 6





              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 10 to the Registration Statement (Form S-6 No. 33-76434) pertaining to the Lincoln Life Flexible Premium Variable Life Account J, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account J.


                                          /s/ Ernst & Young LLP
                                          ---------------------
                                          Ernst & Young LLP

Fort Wayne, Indiana
April 9, 2001